RiverNorth Opportunities Fund, Inc. N-CSRS

EX-99.906CERT

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended January 31, 2021 of RiverNorth Opportunities Fund, Inc. (the “Company”).

I, Kathryn A. Burns, the President and Principal Executive Officer of the Company, certify that:

(i)	the report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 7, 2021	/s/ Kathryn A. Burns
Kathryn A. Burns
President (Principal Executive Officer)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended January 31, 2021 of RiverNorth Opportunities Fund, Inc. (the “Company”).

I, Jill Kerschen, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)	the report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 7, 2021	/s/ Jill Kerschen
Jill Kerschen
Treasurer (Principal Financial Officer)